UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – October 27, 2009

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

82 FRANKLIN AVE., HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 1.01	Entry into a Material Definitive Agreement

On October 23, 2009, the Company entered into a Termination Agreement with Frederick Malloy with the initial term commencing as of October 23, 2009, and ending on October  23, 2010 and will be automatically extended to provide for a two (2) year term, annually, on October 23, 2010, and again on October 23 of each year thereafter.  The Company considers the continued services of this employee to be in the best interest of the Company and its shareholders and desires to induce him to remain in the employ of the Bank on an impartial and objective basis in the event of a change in control.

A copy of this agreement is included as Exhibit 10.14 to this report.

Item 9.01 (c)	Financial Statements and Exhibits
10.14 Termination Agreement Between Peoples Financial Services Corp. and Frederick Malloy

 EXHIBIT INDEX

Exhibit		Page Number of Manually Signed Original
10.14	Termination Agreement Between Peoples Financial Services Corp. and Frederick Malloy	4

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: October 27, 2009		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: October 27, 2009		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: October 27, 2009		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: October 27, 2009		By: Frederick J. Malloy Vice President/Controller